UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2010

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  In the current fiscal quarter, Gerber Scientific, Inc. (the “Company”) reorganized its finance department.  In connection with the reorganization, on January 15, 2010, John J. Krawczynski provided the Company with notice of his resignation from his positions as Vice President, Chief Accounting Officer and Corporate Controller of the Company effective as of January 29, 2010.  In the foregoing positions, Mr. Krawczynski has served as the Company’s principal accounting officer.

(c)  On January 20, 2010, in connection with the reorganization of the Company’s finance department, Michael R. Elia was appointed to the position of principal accounting officer of the Company effective as of January 29, 2010 upon Mr. Krawczynski’s resignation from his positions with the Company referred to in Item 5.02(b) of this report.  Mr. Elia, age 51, has served as the Company’s Executive Vice President and Chief Financial Officer since April 15, 2008.  Mr. Elia served as Chief Financial Officer of Risk Management Solutions, Inc., which owns The Frank Gates Companies/Attenta, a specialty service provider for the insured and alternative risk marketplace, and a wholly owned subsidiary of privately held Risk Management Solutions, Inc., from January 2008 through commencement of his service with the Company.  From January 2004 to December 2007, he served as Senior Vice President and Chief Financial Officer of FastenTech, Inc., a global metal products manufacturer, which was acquired by Doncasters plc, a U.K. industrial component manufacturer, in May 2007.  Mr. Elia managed his own financial and marketing services consulting company from May 2003 to December 2004.  Previously, from August 1998 to April 2003, he served as Senior Vice President and Chief Financial Officer, after having held the positions of Vice President and Corporate Controller, at Insilco Holding Company, a diversified manufacturer of electronic and telecommunications components.

The terms of Mr. Elia’s employment arrangements with the Company entered into in connection with his appointment as Executive Vice President and Chief Financial Officer in 2008 were reported in the Company’s current report on Form 8-K filed on March 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: January 21, 2010	By:	/s/ Michael R. Elia
Michael R. Elia Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as Duly Authorized Officer)